EXHIBIT 24

FORM 10-K
POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints GILBERT L. KLEMANN, II, C. RICHARD MATHEWS, and KATHERINE A. O’HARA and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the 2003 Annual Report on Form 10-K of Avon Products, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of March 4, 2004.

Signature	Title

/s/ Andrea Jung
Chairman of the Board and Chief
Andrea Jung	Executive Officer and Director -
Principal Executive Officer

/s/ Susan J. Kropf
President and Chief Operating Officer
Susan J. Kropf	and Director

/s/ Robert J. Corti
Executive Vice President and
Robert J. Corti	Chief Financial Officer -
Principal Financial Officer

/s/ Janice Marolda Klettner
Vice President and Controller -
Janice Marolda Klettner	Principal Accounting Officer

Signature	Title

/s/ Brenda C. Barnes
Director
Brenda C. Barnes

/s/ W. Don Cornwell
Director
W. Don Cornwell

/s/ Edward T. Fogarty
Director
Edward T. Fogarty

/s/ Stanley C. Gault
Director
Stanley C. Gault

/s/ Fred Hassan
Director
Fred Hassan

/s/ Maria Elena Lagomasino
Director
Maria Elena Lagomasino

/s/ Ann S. Moore
Director
Ann S. Moore

/s/ Paula Stern
Director
Paula Stern

/s/ Lawrence A. Weinbach
Director
Lawrence A. Weinbach